Exhibit 10.1

EXECUTION

COMMON UNIT PURCHASE AGREEMENT

by and among

INERGY MIDSTREAM, L.P.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

i

ii

Schedule A — List of Purchasers and Commitment Amounts

Schedule B — Notice and Contact Information

Schedule C —Material Subsidiaries

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of Opinion of Vinson & Elkins L.L.P.

iii

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of November 3, 2012 (this “Agreement”), is by and among INERGY MIDSTREAM, L.P., a Delaware limited partnership (the “Partnership”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Partnership, certain common units representing limited partnership interests of the Partnership (the “Common Units”) in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” has the meaning set forth in Section 5.6.

“Acquisition” means the acquisition by the Partnership from Rangeland Equity Holdings, LLC of 100% of the issued and outstanding membership interest in Rangeland Energy, LLC pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Securities Purchase Agreement by and between the Partnership and Rangeland Equity Holdings, LLC, dated on or about the date hereof, in substantially the form provided the Lead Purchaser.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Bridge Facility” has the meaning specified in Section 2.3(b).

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Fee” means a fee equal to 0.5% of each Purchaser’s Purchase Price to be paid in cash to each Purchaser within two Business Days of the termination of this Agreement pursuant to Section 7.12(c).

“Common Unit Price” means $21.00, as adjusted in accordance with Section 2.1(b) and Section 7.13, as applicable.

“Common Units” has the meaning specified in the recitals.

“Debt” has the meaning specified in Section 2.3(b).

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Equity Plans” means the Inergy Midstream, L.P. Long Term Incentive Plan and the Inergy Midstream, L.P. Long Term Incentive Plan Restricted Unit Award Agreement.

“Escrow Agent” means the escrow agent appointed under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be entered into no less than ten (10) days prior to the Closing Date (or such other period of time reasonably acceptable to the Purchasers) among the Partnership, the Purchasers and an escrow agent, which shall contain reasonable and customary terms to be approved by the Partnership and the Purchasers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means NRGM GP, LLC, a Delaware limited liability company.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lead Purchaser” means Kayne Anderson Capital Advisors, L.P.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lock-Up Date” means 90 days from the Closing Date.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Partnership Entities, taken as a whole, (ii) the limited partners of the Partnership resulting from any event which subjects them to any material liability or disability, and (iii) the ability of the Partnership Entities to perform their obligations under the Operative Documents; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Partnership operates, except to the extent that the Partnership, taken as a whole, is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon the Partnership and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

“Material Subsidiaries” has the meaning set forth on Schedule C

“NRGY Purchase Agreement” means any Common Unit Purchase Agreement that may be entered into by the Partnership and Inergy, L.P. and relating to the issuance and sale of Common Units to Inergy, L.P. in connection with the failure of one of more Purchasers to pay their respective Purchase Price under this Agreement, which issuance and sale of Common Units to Inergy, L.P. (a) shall not result in proceeds in excess of the aggregate amount of Purchase Price such Purchaser(s) fail to fund under this Agreement, (b) shall be on terms substantially similar to the terms in this Agreement and (c) shall have a purchase price of no less than $21.00 per Common Unit.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Escrow Agreement, and any amendments, supplements, continuations or modifications thereto.

“Outstanding” has the meaning set forth in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated December 21, 2011, including any amendments, supplements, continuations or modifications thereto.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Entities” and each a “Partnership Entity” means the General Partner, the Partnership, and each of the Partnership’s Material Subsidiaries.

“Partnership Related Parties” has the meaning specified in Section 6.2.

“Partnership SEC Documents” has the meaning specified in Section 3.11.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Per Unit Capital Amount” has the meaning set forth in the Partnership Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units equal to the aggregate Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto divided by the Common Unit Price.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Rate Cap” has the meaning specified in Section 2.3(b).

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act. For the avoidance of doubt, Subsidiaries to be acquired by the Partnership pursuant to the Acquisition Agreement shall not be deemed to be Subsidiaries of the Partnership for purposes of this Agreement.

“Unrealized Gain” has the meaning set forth in the Partnership Agreement.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each Purchased Unit as set forth in paragraph (b) below.

(b) If the Closing Date is after the record date for the distribution to the Partnership’s holders of Common Units with respect to the quarter ending December 31, 2012, the Purchasers shall not be entitled to receive such distribution, but the Common Unit Price shall be reduced by an amount equal to such per unit distribution and the number of Common Units to be issued to each Purchaser shall be adjusted accordingly and Schedule A shall be updated.

(c) Each Purchaser shall deposit its Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A hereto by wire transfer of immediately available funds into an escrow account established under the Escrow Agreement no later than two Business Days prior to the Closing Date. On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article II have been satisfied or waived, pursuant to Section 2.2, the Lead Purchaser shall deliver notice to the Escrow Agent to promptly and timely release the funds escrowed under the Escrow Agreement to the Partnership.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”), which shall include the release of the funds escrowed under the Escrow Agreement by each Purchaser pursuant to the terms of the Escrow Agreement, shall take place at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston TX 77002-6760 or such other location as mutually agreed by the parties, and upon the first Business Day on which the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 has occurred (other than those conditions that are by their terms to be satisfied at the Closing) (the date of such closing, the “Closing Date”).

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal.

(b) The Partnership shall have received (1) aggregate gross equity proceeds of at least $150 million pursuant to this Agreement or the NRGY Purchase Agreement; and (2) at least $300 million in cash from the issuance or incurrence of (A) borrowings under its credit facility, (B) borrowings under a bridge facility (the “Bridge Facility”) on terms set forth in the Summary of Terms and Conditions set forth on Annex A of the Commitment Letter among the Partnership, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as provided to certain of the Purchasers or substitute debt financing on terms and conditions that are not in the aggregate materially less favorable to the Partnership and/or (C) senior unsecured notes, senior subordinated notes and/or other debt securities, provided, however, that the weighted average total effective yield for the aggregate of all debt securities in clause (2) shall be no more than 8.0% (the “Rate Cap”) as of the Closing Date; and, further provided, that in the event of a Securities Demand (as defined in the Bridge Facility Fee Letter) the Rate Cap shall not apply and the requirement in this clause (2) shall be satisfied by the receipt by the Partnership of at least $300 million in cash proceeds comprised of (A) at least $50 million of borrowings under the Partnership’s credit facility and (B) borrowings pursuant to a Securities Demand. Such requirement in clause (2) above shall be reduced on a dollar for dollar basis by any equity raised pursuant to this Agreement or the NGRY Purchase Agreement in excess of $150 million. All the debt in (2) above shall be referred to herein as the “Debt.”

(c) The Partnership shall telephonically confirm to the Lead Purchaser that it is ready to close the Acquisition subject only to the Closing of the issuance and sale of the Common Units under this Agreement and/or the NRGY Purchase Agreement and the closing of the Debt.

Section 2.4 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(a) the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(b) (i) the representations and warranties of the Partnership (A) set forth in Sections 3.1, 3.2 and 3.5 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c) the NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Units;

(d) no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(e) the Partnership shall have delivered, or caused to be delivered, to such Purchaser at the Closing, the Partnership’s closing deliveries described in Section 2.6;

(f) since September 30, 2012, no Partnership Material Adverse Effect shall have occurred and be continuing; and

(g) the execution and delivery by the Partnership of the Registration Rights Agreement.

Section 2.5 Partnership’s Conditions. The obligation of the Partnership to consummate the issuance and sale of the Purchased Units to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b) such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(c) such Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing such Purchaser’s closing deliveries described in Section 2.7; and

(d) the funds escrowed pursuant to the Escrow Agreement shall have been released to the Partnership.

Section 2.6 Deliveries by the Partnership. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to each Purchaser (or, at such Purchaser’s discretion, to an assignee pursuant to Section 7.5(b)):

(a) at the option of each Purchaser (which such option is exercisable by notice to the Partnership at least five (5) days prior to the Closing Date), evidence of issuance of a certificate evidencing the Purchased Units or the Purchased Units credited to book-entry accounts maintained by the transfer agent, bearing the legend or restrictive notation set forth in Section 4.10, and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b) a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the General Partner and the Partnership is in good standing;

(c) a cross receipt executed by the Partnership and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date;

(d) an opinion addressed to the Purchasers from Vinson & Elkins L.L.P., legal counsel to the Partnership, dated as of the Closing, in the form and substance attached hereto as Exhibit B;

(e) a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of the Partnership, in their capacities as such, stating that:

(i) the Partnership has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date; and

(ii) the representations and warranties of the Partnership (A) set forth in Section 3.1, Section 3.2 and Section 3.5 and (B) contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of the Partnership are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(f) a certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (1) the Certificate of Limited Partnership of the Partnership, as amended, and the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, or in the case of Section 2.7(a), the Lead Purchaser shall cause to be delivered on behalf of the Purchasers, to the Partnership:

(a) notice to the Escrow Agent instructing the Escrow Agent to release the funds escrowed pursuant to the Escrow Agreement in respect of such Purchaser to the Partnership;

(b) a certificate from such Purchaser, dated the Closing Date and signed by an appropriate officer of such Purchaser, in his or her capacity as such, stating that:

(i) such Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with it on or prior to the Closing Date; and

(ii) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of such Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).

Section 2.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each Purchaser as follows:

Section 3.1 Existence. Each of the Partnership Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

Section 3.2 Purchased Units; Capitalization.

(a) On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

(b) The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such non-economic general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such non-economic general partner interest free and clear of any Liens.

(c) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 75,141,930 Common Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d) The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting.

Section 3.3 Material Subsidiaries. The Partnership owns, directly or indirectly, 100% of the equity interests of the Material Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Material Subsidiary, and are fully paid (to the extent required under such organizational documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Material Subsidiary); and the Partnership owns such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Partnership SEC Documents.

Section 3.4 No Conflict. None of (i) the offering, issuance and sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Operative Documents, the NRGY Purchase Agreement, or the Acquisition Agreement by the Partnership, or (iii) the consummation of the transactions contemplated hereby or thereby (1) constitutes or will constitute a violation of the Partnership Agreement, the Limited Liability Company Agreement of the General Partner or the other organizational documents of any of the Partnership, the General Partner or the Material Subsidiaries, (2) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership, the General Partner or the Material Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (3) violates or will violate any statute, Law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over of the Partnership, the General Partner or the Material Subsidiaries or any of their properties in a proceeding to which any of them or their property is or was a party, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership, the General Partner or the Material Subsidiaries, which conflicts, breaches, violations, defaults or liens, in the case of clauses (2), (3) or (4), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5 Authority. On the Closing Date, the Partnership will have all requisite power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all partnership or limited liability company action, as the case may be, required to be taken by the General Partner and the Partnership for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchasers or the Special Units pursuant to the Acquisition Agreement.

Section 3.6 Approvals. Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Operative Documents, the NRGY Purchase Agreement, or the Acquisition Agreement or the Partnership’s issuance and sale of the Purchased Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

Section 3.7 Compliance with Laws. Neither the Partnership nor any of its Subsidiaries is in violation of any Law applicable to the Partnership or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.8 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by the Partnership or the General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of the Partnership or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.9 Valid Issuance; No Options or Preemptive Rights of Common Units. The Purchased Units to be issued and sold by the Partnership to each Purchaser hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The holders of outstanding Common Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for Common Units; and, except for the Units to be issued pursuant to this Agreement and the NRGY Purchase Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

Section 3.10 No Registration Rights. Except as contemplated by this Agreement, the Partnership Agreement, the Acquisition Agreement, the Registration Rights Agreement and the NRGY Purchase Agreement, there are no contracts, agreements or understandings between the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.11 Periodic Reports. The Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Partnership SEC Documents”) have been filed with the Commission on a timely basis. The Partnership SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Partnership SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Partnership and the General Partner and has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.12 Internal Accounting Controls. The Partnership and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership is not aware of any failures of such internal accounting controls.

Section 3.13 Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any Property or asset of any Partnership Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of any Partnership Entity to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

Section 3.14 No Material Adverse Change. Since September 30, 2012, there has not occurred any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties, or business of the Partnership Entities, taken as a whole, that is reasonably likely, with the passage of time, to result in any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties, or business of the Partnership Entities, taken as a whole.

Section 3.15 Confidential Information. None of the officers or directors of the Partnership has disclosed any material non-public information to any prospective Purchaser other than those that have entered into a confidentiality agreement.

Section 3.16 Certain Fees. No fees or commissions are or will be payable by the Partnership to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.17 No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.18 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 4.6 and Section 4.7, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.19 No Integration. Neither the Partnership nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Purchased Units in a manner that would require registration under the Securities Act.

Section 3.20 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.

Section 3.21 Investment Company Status. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.22 Shell Company Status. The Partnership is not an issuer identified in, or subject to, Rule 144(i).

Section 3.23 Form S-3 Eligibility. The Partnership expects to be eligible to use Form S-3 on and after January 1, 2013.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Partnership that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.5 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.6 Investment. The Purchased Units are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.7 Nature of Purchaser. Such Purchaser represents and warrants to the Partnership that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.8 Restricted Securities. Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.9 Short Selling. Such Purchaser has not engaged in any Short Sales involving Common Units owned by it between the time it first began discussions with the Partnership about the transaction contemplated by this Agreement and the date of execution of this Agreement.

Section 4.10 Legend; Restrictive Notation. Such Purchaser understands that the certificates evidencing the Purchased Units or the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Units, as applicable, will bear the legend or restrictive notation required by the Partnership Agreement as well as the following legend or restrictive notation: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Partnership and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Units. Without limiting the foregoing, each of the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2 Other Actions. The Partnership shall file prior to the Closing Date a supplemental listing application with the NYSE to list the Purchased Units.

Section 5.3 Payment and Expenses. The Partnership hereby agrees to reimburse the Purchasers, upon demand, for up to an aggregate amount of $50,000 in reasonable fees and expenses of Baker Botts L.L.P. incurred in connection with (i) the negotiation and execution of the Operative Documents, (ii) the issue, sale and delivery of the Purchased Units, (iii) review of the Acquisition Agreement and the other financings related thereto and (iv) any listing of the Purchased Units for quotation on the NYSE. Any legal fees of Baker Botts L.L.P. in excess of $50,000 shall be paid pro rata by all the Purchasers in proportion to the aggregate number of Purchased Units purchased by each.

Section 5.4 Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Units acquired hereunder by such Purchaser until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission or such Common Units are no longer subject to any restrictions on resale.

Section 5.5 Use of Proceeds. The Partnership shall use all of the collective proceeds from the sale of the Purchased Units to partially fund the Acquisition. If the transactions contemplated by the Acquisition Agreement are not closed immediately following the Closing or within one Business Day thereafter, the Partnership shall return the Purchase Price paid to the Partnership to the applicable Purchasers within two Business Days of receipt thereof and the transfer agent shall thereafter cancel the Purchased Units. The Acquisition Agreement shall be closed on substantially the terms set forth in the agreement provided to and reviewed by the Purchasers with only such modifications or waivers as the General Partner determines do not materially adversely affect the Purchasers (including in their capacity as unitholders following the Closing, but expressly without any waiver of the condition that the representation contained in Section 3.7 (Absence of Changes) of the Acquisition Agreement be true and correct on and as of the Closing Date.

Section 5.6 Non-Disclosure; Interim Public Filings. On or before the fourth Business Day following the date hereof, the Partnership shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the Acquisition Agreement and including as exhibits to such 8-K Filing, the Operative Documents and the Acquisition Agreement, in the form required by the Exchange Act.

Section 5.7 Purchaser Lock-Up. Without the prior written consent of the Partnership, each Purchaser agrees that from and after the Closing until the Lock-Up Date, neither such Purchaser nor any of its Affiliates will offer, sell, pledge or otherwise transfer or dispose of any of its Purchased Units or enter into any transaction or device designed to do the same; provided, however, that each Purchaser may transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.7.

Section 5.8 Subsequent Offerings. Without the written consent of the holders of a majority of the Purchased Units, taken as a whole, from and after the date of this Agreement until the Lock-Up Date, the Partnership shall not grant, issue or sell any Common Units, or take any other action that may result in the issuance of any of the foregoing; provided, however, that no such consent shall be required in respect of (i) the issuance of awards pursuant to either Equity Plan, the issuance of Common Units upon the exercise of options to purchase Common Units granted pursuant to an Equity Plan or the issuance of Common Units upon the vesting of “phantom units” granted pursuant to an Equity Plan, or (ii) the issuance to the General Partner of Common Units pursuant to the NRGY Purchase Agreement.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.1. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential or punitive damages.

Section 6.3 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Section 6 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Certain Special Allocations of Book and Taxable Income. To the extent that the Common Unit Price differs from the Per Unit Capital Amount as of the Closing Date for a then Outstanding Common Unit after taking into account the issuance of the Purchased Units, the General Partner intends to specially allocate Partnership items of book and taxable income, gain, loss or deduction to the Purchasers so that the Per Unit Capital Amount with respect to their Purchased Units are equal to the Per Unit Capital Amounts with respect to other Common Units (and thus to assure fungibility of all Common Units). Such special allocations will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (a) an event described in Section 5.5(d) of the Partnership Agreement or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Purchased Units, or (b) the transfer of the Purchased Units to a Person that is not an Affiliate of the Purchaser, in which case, such allocation shall be made only with respect to the Purchased Units so transferred. To the maximum extent permissible, the special allocations resulting from clause (a) will be made through allocations of Unrealized Gain.

Section 7.2 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.3 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.8, 3.9, 3.14, 3.15, 3.16, 3.17, 4.4, 4.5, 4.7, 4.8 and 4.10 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.4 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination (provided; however, that the Escrow Agreement may be amended pursuant to the amendment provisions thereof). Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Partnership from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 7.5 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership by delivery of an agreement to be bound and a revised Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

Section 7.6 Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Partnership, such Purchaser shall continue to be bound by such confidentiality agreement.

Section 7.7 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

with a copy to:

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, Texas 78701

Attention: Laura L. Tyson

Facsimile: 512.322.8377

Email: laura.tyson@bakerbotts.com

(b)	If to Inergy Midstream, L.P.:

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

with a copy to:

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street

Suite 2500

Houston TX 77002-6760

Attention: Gillian Hobson

Facsimile: 713.615-5794

Email: ghobson@velaw.com

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.8 Removal of Legend. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Partnership a broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s certificates evidencing the Purchased Units or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.10, and the Partnership shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Purchased Units has become effective or any Purchaser or its permitted assigns have held the Purchased Units for one year, if the book-entry account of such Purchased Units still bears the notation of the restrictive legend referred to in Section 4.10, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.10 from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Purchased Units have been held.

Section 7.9 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Partnership or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.10 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 7.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.12 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of Purchasers representing a majority of the aggregate Purchase Prices upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) upon the termination of the Acquisition Agreement; or

(iii) if the Closing shall not have occurred by January 31, 2013.

(c) In the event of the termination of this Agreement as provided in this Section 7.12 (1) this Agreement shall forthwith become null and void, (2) within two (2) Business Days following such termination, the Partnership shall pay the Commitment Fee to each Purchaser in immediately available funds by wire transfer, and (3) there shall be no liability on the part of any party hereto, except as set forth in Section 5.3, Section 5.5 and Article VI of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.13 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC,
its general partner

By:	/s/ John Sherman
John Sherman
President and Chief Executive Officer

Signature Page to

Common Unit Purchase Agreement

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

KA FIRST RESERVE, LLC

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

KAYNE ANDERSON MIDSTREAM/ENERGY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

Signature Page to

Common Unit Purchase Agreement

NATIONWIDE MUTUAL INSURANCE COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
James C. Baker
Managing Director

Signature Page to

Common Unit Purchase Agreement

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, LP

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

KAYNE ANDERSON MLP FUND, LP

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), LP

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

TEXAS MUTUAL INSURANCE COMPANY

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

By:	/s/ David Shladovsky
David Shladovsky
General Counsel

Signature Page to

Common Unit Purchase Agreement

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:	ClearBridge Advisors, LLC, as its Discretionary Investment Adviser

By:	/s/ Cynthia List
Cynthia List
Chief Financial Officer

Signature Page to

Common Unit Purchase Agreement

MTP ENERGY MASTER FUND LTD.

By:	MTP Energy Management LLC, its Investment Manager

By:	Mangetar Financial LLC, its Sole Member

By:	/s/ Doug Litowitz
Doug Litowitz
Counsel

Signature Page to

Common Unit Purchase Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mary R. Linehan
Mary R. Linehan
Authorized Representative

Signature Page to

Common Unit Purchase Agreement

NUVEEN ENERGY MLP TOTAL RETURN FUND

By:
Name:
Title:

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:
Name:
Title:

FAMCO MLP & ENERGY INCOME FUND

By:
Name:
Title:

FAMCO MLP & ENERGY INFRASTRUCTURE FUND

By:
Name:
Title:

TEACHERS’ RETIREMENT SYSTEM OF OKLAHOMA

By:
Name:
Title:

Signature Page to

Common Unit Purchase Agreement

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
President

TORTOISE ENERGY CAPITAL CORPORATION

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
President

TORTOISE NORTH AMERICAN ENERGY CORPORATION

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
Senior Vice President

TORTOISE MLP FUND, INC.

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
President

TORTOISE PIPELINE & ENERGY FUND, INC.

By:	/s/ Zachary A. Hamel
Zachary A. Hamel
President

Signature Page to

Common Unit Purchase Agreement

SALIENT MLP & ENERGY INFRASTRUCTURE FUND, INC.

By:	Salient Capital Advisors, LLC

By:	/s/ Gregory A. Reid
Gregory A. Reid
Managing Director

SALIENT MIDSTREAM & MLP FUND

By:	Salient Capital Advisors, LLC

By:	/s/ Gregory A. Reid
Gregory A. Reid
Managing Director

Signature Page to

Common Unit Purchase Agreement

EAGLE INCOME APPRECIATION PARTNERS, LP

By:	Eagle Income Appreciation GP, LLC, its General Partner

By:	Eagle Global Advisors, LLC, its Managing Member

By:	/s/ P. David Chiaro
P. David Chiaro
Managing Director

EAGLE INCOME APPRECIATION II LP

By:	Eagle Income Appreciation GP, LLC, its General Partner

By:	Eagle Global Advisors, LLC, its Managing Member

By:	/s/ P. David Chiaro
P. David Chiaro
Managing Director

Signature Page to

Common Unit Purchase Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Common Units	Purchase Price
Clearbridge Energy MLP Opportunity Fund Inc.	190,476	$3,999,996
Eagle Income Appreciation Partners, LP	245,714	$5,159,994
Eagle Income Appreciation II LP	230,476	$4,839,999
Nuveen Energy MLP Total Return Fund	649,351	$13,636,371
Fiduciary/Claymore MLP Opportunity Fund	180,375	$3,787,875
FAMCO MLP & Energy Income Fund	162,338	$3,409,098
FAMCO MLP & Energy Infrastructure Fund	18,037	$378,777
Teachers’ Retirement System of Oklahoma	180,375	$3,787,875
Kayne Anderson MLP Investment Company	1,904,762	$40,000,002
Kayne Anderson Energy Development Company	238,095	$4,999,995
KA First Reserve, LLC	1,904,762	$40,000,002
Kayne Anderson Midstream/Energy Fund, Inc.	190,476	$3,999,996
Nationwide Mutual Insurance Company	952,381	$20,000,001
Kayne Anderson Midstream Institutional Fund, LP	238,095	$4,999,995
Kayne Anderson MLP Fund, LP	476,190	$9,999,990
Kayne Anderson Capital Income Partners (QP), LP	190,476	$3,999,996
Texas Mutual Insurance Company	71,429	$1,500,009
MTP Energy Master Fund Ltd.	833,333	$17,499,993
Salient MLP & Energy Infrastructure Fund, Inc.	198,333	$4,164,993
Salient Midstream & MLP Fund	277,857	$5,834,997
The Northwestern Mutual Life Insurance Company	190,476	$3,999,996
Tortoise Energy Infrastructure Corporation	547,619	$11,499,999
Tortoise Energy Capital Corporation	214,286	$4,500,006
Tortoise North American Energy Corporation	23,809	$499,989
Tortoise MLP Fund, Inc.	321,429	$6,750,009
Tortoise Pipeline & Energy Fund, Inc.	83,333	$1,749,993

Schedule B – Notice and Contact Information

Purchaser	Contact Information
ClearBridge Energy MLP Opportunity Fund Inc.

ClearBridge Advisors, LLC

620 8th Avenue, 47th Floor

New York, New York 10018

Attention: Patrick Collier

pjcollier@clearbridgeadvisors.com

Tel: (212) 805-2505

Attention: Barbara Brooke Manning, Esq.

BBManning@clearbridgeadvisors.com

Tel: (212) 805-2076|

Eagle Income Appreciation II, L.P. Eagle Income Appreciation Partners, L.P.	Eagle Global Advisors 5847 San Felipe, Suite 930 Houston, Texas 77057 Attention: Malcom Day Tel: (713) 952-3550 Fax: (713) 952-4175 MDay@eagleglobal.com

FAMCO MLP & Energy Income Fund FAMCO MLP & Energy Infrastructure Fund Fiduciary/Claymore MLP Opportunity Fund Nuveen Energy MLP Total Return Fund Teachers’ Retirement System of Oklahoma	FAMCO MLP 8235 Forsyth Boulevard, Suite 700 St. Louis, Missouri 63105 Attention: Quinn Kiley Tel: (314) 446-6795 Fax: (314) 446-6707 qkiley@famco.com jcunnane@famcomlp.com gwestrich@famcomlp.com

Kayne Anderson Energy Development Company KA First Reserve, LLC Kayne Anderson Midstream/Energy Fund, Inc. Kayne Anderson MLP Investment Company Nationwide Mutual Insurance Company	Kayne Anderson Capital Advisors, L.P. 717 Texas, Suite 3100 Houston, Texas 77002 Attention: James Baker Tel: (713) 655-7371 Fax: (713) 655-7359 jbaker@kaynecapital.com

Kayne Anderson Midstream Institutional Fund, LP Kayne Anderson MLP Fund, LP Kayne Anderson Capital Income Partners (QP), LP Texas Mutual Insurance Company

Kayne Anderson Capital Advisors, L.P.

1800 Avenue of the Stars, Second Floor

Los Angeles, California 90067

Attention: David Shladovsky

Tel: (310) 284-6438

Fax: (310) 284-2438

dshladovsky@kaynecapital.com

Purchaser	Contact Information
MTP Energy Master Fund Ltd.	Magnetar Capital LLC 1603 Orrington Avenue, 13th Floor Evanston, Illinois 60201 Attention: Doug Litowitz Tel: (847) 905-4658 Fax: (847) 905-5685 doug.litowitz@magnetar.com

Salient MLP & Energy Infrastructure Fund, Inc. Salient Midstream & MLP Fund

Salient MLP Fund, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

Attention: Salient Capital Advisor LLC - MLP Fund Operations

Tel: (713) 548-2601

Fax: (713) 993-4698

greid@salientpartners.com

tgardner@salientpartners.com

The Northwestern Mutual Life Insurance Company

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Sean Twohig

Telephone: (414) 665-2842

Facsimile: (414) 625-2842

seantwohig@northwesternmutual.com

with a copy to:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Stephanie Lyons

Telephone: (414) 665-7461

Facsimile: (414) 625-7461

stephanielyons@northwesternmutual.com

Tortoise Energy Capital Corporation Tortoise Energy Infrastructure Corporation Tortoise North American Energy Corporation Tortoise MLP Fund, Inc. Tortoise Pipeline & Energy Fund, Inc.

Tortoise Capital Advisors, LLC

11550 Ash Street, Suite 300

Leawood, Kansas 66211

Attention: Matt Sallee, Zach Hamel, Eric Gervais

Tel: (913) 981-1020

Fax: (913) 345-2763

msallee@tortoiseadvisors.com

zhamel@tortoiseadvisors.com

eric.gervais@huschblackwell.com

Schedule C Material Subsidiaries

Name	Jurisdiction of Organization
Central New York Oil and Gas Company, L.L.C.	New York limited liability company
US Salt, LLC	Delaware limited liability company
Arlington Storage Company, LLC	Delaware limited liability company

Exhibit A

Form of Registration Rights Agreement

(See Attached)

Exhibit B

Form of Opinion of Vinson & Elkins L.L.P.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Purchasers, stating that:

(i) Each of the Partnership Entities is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Partnership Entities has all requisite power and authority under the laws of its jurisdiction of incorporation or formation necessary to own its properties and carry on its business as its business is now being conducted as described in the Partnership SEC Documents.

(ii) Except as described in the Partnership SEC Documents filed prior to the date of the Purchase Agreement there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership arising under any agreement filed with the Commission by the Partnership.

(iii) The Purchased Units to be issued and sold to the Purchasers by the Partnership pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(iv) Except for the approvals required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, filing, declaration, qualification or registration with, any Governmental Authority is required for the issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance by the Partnership of the Operative Documents, the NRGY Purchase Agreement, and the Acquisition Agreement or the consummation of the transactions contemplated by any of such agreements, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(v) Assuming the accuracy of the representations and warranties of the Purchasers and the Partnership contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Units by the Partnership to the Purchasers solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided that such counsel will express no opinion as to any subsequent sale.

Exhibit B to

Common Unit Purchase Agreement

(vi) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vii) None of the offering, issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance of the Operative Documents, the NRGY Purchase Agreement, or the Acquisition Agreement by the Partnership or the consummation of the transactions contemplated thereby conflicts or will conflict with, or results or will result in a breach or violation of (A) the Partnership Agreement, (B) any agreement filed as an exhibit to the Partnership’s Registration Statement on Form S-1, No. 333-176445 or any Current Report or Quarterly Report filed thereafter or (C) the Delaware LP Act or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably expected to have a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (viii) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

(viii) Each of Operative Documents has been duly authorized and validly executed and delivered by the Partnership and the General Partner, as the case may be, and constitutes a valid and binding obligation of the Partnership and the General Partner, as the case may be, enforceable against the Partnership and the General Partner, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit B to

Common Unit Purchase Agreement